                                                                 EXHIBIT 12.1


SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES AMERICAN SPECTRUM PREDECESSOR
RATIO OF EARNINGS TO FIXED CHARGES:


                                                                                                        6 Months    6 Months
                                                                                                        Ended        Ended
                                            Year End.   Year End.   Year End.   Year End.   Year End.   June 30,    June 30,
                                              1995        1996        1997        1998         1999      1999        2000
                                          ------------------------------------------------------------------------------------
Earnings:
  Pretax income (loss)                    $ (1,981)   $ (2,549)   $ (3,684)   $ (4,823)   $(12,086)   $ (2,360)   $ (3,935)

Fixed Charges:
  Interest expense                           4,644       5,801       7,901       9,585       9,982       4,530       6,435
  Interest factor of rental expense             --          --          --          --          --          --          --
                                          --------    --------    --------    --------    --------    --------    --------
             Total fixed charges             4,644       5,801       7,901       9,585       9,982       4,530       6,435
                                          --------    --------    --------    --------    --------    --------    --------

             Total earnings                  2,663       3,252       4,217       4,762      (2,104)      2,170       2,500

             Total fixed charges             4,644       5,801       7,901       9,585       9,982       4,530       6,435
                                          --------    --------    --------    --------    --------    --------    --------


Ratio of earnings to fixed charges            0.57        0.56        0.53        0.50       (0.21)       0.48        0.39
                                          --------    --------    --------    --------    --------    --------    --------
  Deficiency to cover fixed charges          1,981       2,549       3,684       4,823      12,086       2,360       3,935
                                          --------    --------    --------    --------    --------    --------    --------